Exhibit 99.2


                       UNOCAL SECOND QUARTER 2003 SUMMARY
       For reconciliation refer to the Earnings Release and Table titled "Net Earnings and Adjusted After-Tax Earnings by Business Segment"

Total Reported Second Quarter 2003 Net  Earnings            $177  $.68/ Share
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Special Items & Discontinued Operations
Gain on Sale of Matador Stock                                (20)
Discontinued Operations - R&M Participation Payment           (8)
Environmental & Litigation Provisions                         27
Non Hedge Derivatives - Mark to Market                        (2)
Restructuring Charge                                          17
Second Quarter 2003 Adjusted Earnings                       $191  $.73/ Share
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First Call Consensus dated July 28, 2003 Per Share                $.69/ Share
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                                                            $Million
                                                            ---------
First Quarter 2003 Adjusted Earnings                         229  $.87/ Share

Variances
         Lower 48 United States                              (41)
         Lower Prices: Natural Gas (26), Liquids (9)
         Higher Land Provision (15), Lower Volumes (12)
         Non Recurring Litigation Costs (4), Other (2)
         Lower Dry Hole Expense +31, Higher Cash Expenses (4)

         Alaska -                                             (1)
         Lower Liquids Prices (8), Timing of Liftings +5
         Lower Dry Holes +1, All Other +1

         Canada - Lower Prices - Liquids (5), Gas (2)        (16)
         Income Tax (4), Higher DD&A (2), Lower Vols (3)

         International E&P                                     3
         Lower Liquids Prices (25), Higher Production +8
         Timing of Crude liftings +14, Lower Dry Holes +4
         All Other +2

         Oil & Gas Marketing (Trade)                          13
         2Q Trading Gains vs Losses in 1Q

         Geothermal - Salak Landslide Impact                  (5)

         Corporate & Other -                                   9
         Lower Net Interest +3, Carbon & Minerals Results +2
         Real Estate Operating Results +2, All Other +2

         Second Quarter 2003 Adjusted Earnings              $191  $.73/ Share
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